Exhibit 99.1

For Immediate Release	Contacts: John Ritchie EFI Chief Financial Officer 650.357.3500 JoAnn Horne Market Street Partners 415.445.3235 Katie Maller EFI Public Relations 650.357.3032

EFI Acquires ePace to Better Serve Mid-Size

Commercial Print Providers

Browser-based ePace Print Management Solution Streamlines EFI Portfolio

Foster City, Calif. – July 29, 2008 – EFI (Nasdaq: EFII), the world leader in customer-focused digital printing innovation, today announced it has acquired privately held Pace Systems Group for approximately $21 million in cash plus an additional cash earn out amount which is contingent upon achieving certain performance targets. Pace Systems Group is a print management software company providing practical print MIS and e-commerce solutions that make printing and graphic art companies more efficient and profitable.

The acquisition is expected to be neutral to earnings in Q3 and slightly accretive in Q4. EFI will announce its second quarter results and its third quarter outlook after close of market today.

“Jay Farr and Gary Foster built a great company and their technology will be a terrific complement to our own efforts, allowing us to meet our goal of a more efficient development process much sooner than anticipated,” said Guy Gecht, CEO of EFI. “The combination of the Pace platform and our technology will help our customers capture growth and efficiency in the current challenging environment, and at the same time will bring a unique and powerful value-add application to our inkjet and Fiery customers. We look for the products developed using Pace Systems core technology to allow us to more cost effectively serve these markets.”

EFI’s strategy moving forward is to provide three solution sets to the printing industry. EFI PrintSmith™ will continue to serve the on-demand, copy shop, quick printer and small commercial shop. The new product, named EFI Pace, is a combination of the ePace platform and EFI technology. It will provide a fully-integrated, optimized solution for the middle market. EFI Monarch, comprised of EFI Hagen™ OA and other modules (see separate press release issued today), will provide a high-end, flexible solution for large single and multi-plant operations with multi-language, multi-currency, and customization options. EFI expects to deliver new versions of PSI™ and Logic™ later this year, and will then support these systems through maintenance releases. PSI and Logic customers will also be offered an easy upgrade path to EFI Pace or EFI Monarch.

Marc Olin, senior vice president/general manager, EFI Advanced Professional Print Software (APPS), said: “EFI is continually evaluating its Print MIS solution line-up to ensure that our customers are receiving ‘best of breed’ offerings. As a part of this strategy, EFI has committed to provide a browser-based, integrated solution to serve the mid-sized commercial market. After working on an internal project along this path for the last few years, and after a comprehensive evaluation of the ePace platform, we decided the best solution for our clients was to acquire this proven platform and add to it some of our latest technology. This acquisition is strong testament to EFI’s commitment to serving the needs of our customers in all printing market segments. ePace will allow us to streamline our portfolio, improving the functionality and integration available to commercial printers while enhancing our status as the largest print MIS provider worldwide.”

“Pace Systems Group has been a successful independent company for more than 30 years, and now the time is right to take our products and our customers to the next level by becoming part of EFI,” said Jay Farr, CEO of Pace Systems Group. “We are excited to join EFI’s print management line-up and to be able to leverage EFI’s integration expertise, worldwide reputation and financial strength to provide our valued customers with an even higher quality of service.”

Pace Systems Group is headquartered in Jacksonville, Florida, and has approximately 80 employees. Their ePace solution is comprised of a complete suite of fully-integrated software modules for estimating, scheduling, production, accounting and e-commerce, and uses an appliance model that allows for installation and training in a fraction of the time required by other solutions. This advanced, secure system architecture is customizable, XML driven, ODBC compliant and allows browser-based access from Mac and PC platforms to better leverage emerging technologies that will define the digital workflow process. Hundreds of installed systems are in operation at sheetfed, web, digital, screen printers, in-plant operations, bindery and prepress trade service companies.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 26 offices worldwide.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements in this press release include: “The [Pace] acquisition is expected to be neutral to earnings in Q3 and slightly accretive in Q4”, “Jay Farr and Gary Foster built a great company and their technology will be a terrific complement to our own efforts, allowing us to meet our goal of a more efficient development process much sooner than anticipated”, “The combination of the Pace platform and our technology will help our customers capture growth and efficiency in the current challenging environment, and at the same time will bring a unique and powerful value-add application to our inkjet and Fiery customers. We look for the products developed using Pace Systems core technology to allow us to more cost effectively serve these markets.”, “EFI’s strategy moving forward is to provide three solution sets to the printing industry. EFI PrintSmith™ will continue to serve the on-demand, copy shop, quick printer and small commercial shop.”, It [EFI Pace] will provide a fully-integrated, optimized solution for the middle market. EFI Monarch, comprised of EFI Hagen™ OA and other modules, will provide a high-end, flexible solution for large single and multi-plant operations with multi-language, multi-currency, and customization options”, “EFI expects to deliver new versions of PSI™ and Logic™ later this year, and will then support these systems through maintenance releases. PSI and Logic customers will also be offered an easy upgrade path to EFI Pace or EFI Monarch”, “ePace will allow us to streamline our portfolio, improving the functionality and integration available to commercial printers while enhancing our status as the largest print MIS provider worldwide”, “We are excited to join EFI’s print management line-up and to be able to leverage EFI’s integration expertise, worldwide reputation and financial strength to provide our valued customers with an even higher quality of service.”

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to, the following: (1) management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; (2) unexpected declines in revenues or increases in expenses; (3) any additional costs and expenses related to the investigation into the Company’s past stock option grants and stock option grant practices; (4) the potential adverse impact of litigation relating to the Company’s past stock grants and stock option practices; (5) the possibility of additional litigation and governmental actions relating to our past stock grants and stock option practices; (6) current world-wide financial, economic and political difficulties and downturns, including adverse variations in foreign exchange rates, that could affect demand for our products; (7) a significant decline or delay in demand for our products by any of our important OEM partners; (8) the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; (9) variations in growth rates or declines in the printing and imaging markets across various geographic regions; (10) changes in historic customer order patterns, including changes in customer and channel inventory levels; (11) changes in the mix of products sold leading to variations in operating results; (12) the uncertainty of market acceptance of new product introductions; (13) delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; (14) competition and/or market factors, which may adversely affect margins; (15) competition in each of our businesses, including competition from products internally developed by EFI’s customers; (16) excess or obsolete inventory and variations in inventory valuation; (17) intense competition in the industrial and commercial digital inkjet market; (18) the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; (19) the challenges of obtaining timely, efficient and quality product manufacturing; (20) litigation involving intellectual property rights or other related matters; (21) our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; (22) the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; (23) the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of this and other acquisitions; (24) differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and (25) any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

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NOTE TO EDITORS: EFI, Fiery, VUTEk and Jetrion are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. Hagen, Logic, PSI and PrintSmith are trademarks of Electronics For Imaging, Inc. All other trademarks mentioned in this document are the property of their respective owners.